Exhibit 99.1

IntercontinentalExchange Group Reports Record 2013 Revenues and Adjusted Earnings; Fourth Quarter 2013 Adjusted EPS of $2.00 and Adjusted Net Income of $192 Million

ATLANTA, February 11, 2014 - IntercontinentalExchange Group (NYSE: ICE), the leading global network of exchanges and clearing houses, today reported financial results for fourth quarter and full year 2013. For the fourth quarter ended December 31, 2013, consolidated net loss attributable to ICE was $176 million on consolidated revenues, less transaction-based expenses, of $612 million. On a GAAP basis, diluted loss per share was $1.83. ICE completed its acquisition of NYSE Euronext during the quarter on November 13, 2013 and fourth quarter results include approximately seven weeks of combined results.

Certain items were included in ICE’s operating results that are not indicative of our business performance for the fourth quarter of 2013. Excluding the non-core items mentioned below, net of tax, fourth quarter 2013 adjusted net income attributable to ICE was $192 million and adjusted diluted earnings per share (EPS) were $2.00. Adjusted figures exclude:

●	Acquisition-related transaction and integration costs of $131 million, relating to the NYSE Euronext acquisition.
●	A $190 million impairment expense primarily due to the impact of the devaluation of the Brazilian reais on ICE’s investment in Cetip which was made in July 2011.
●	A $51 million pre-payment expense associated with $400 million in senior notes repaid.
●	A $4 million net tax impact related to the aforementioned items and certain foreign tax law changes.

Please refer to the reconciliation of non-GAAP financial measures included in this press release for more information on adjusted net income attributable to ICE and adjusted diluted EPS.

ICE Chairman and CEO Jeffrey C. Sprecher said: “We began the year with the objectives of providing more products and services to our customers, driving growth and returns for our shareholders, and successfully completing key strategic transactions. We achieved these goals while producing record financial results. We expanded from six to nine asset classes and completed our acquisitions of ICE Endex and NYSE Euronext. With our recent acquisition of the Singapore Mercantile Exchange, we are expanding our trading and clearing operations into Asia. The New York Stock Exchange again led in 2013 in IPOs and capital raising, which contributed to economic growth and innovation in global markets. Our network of exchanges and clearing houses positions us to continue to develop leading solutions for trading, risk management and capital markets.”

Scott Hill, ICE CFO said: “Our performance was driven by continued strong demand for hedging in our global oil futures and agricultural futures complexes. We successfully began clearing interest rate futures, expanded our CDS clearing business and introduced dozens of new products. And we developed more solutions for our customers to comply with financial reform, including ICE Trade Vault Europe and ICE Swap Trade. As we look ahead, we are confident in our ability to achieve 70% of our $500 million synergies relating to the NYSE Euronext acquisition on a run-rate basis as we exit 2014. We are also focused on making progress on our debt reduction target while returning capital to shareholders and continuing to invest in growth in a disciplined manner. We are on track with our integration initiatives, including the transition of the Liffe contracts to our exchanges, the IPO of Euronext and the divestiture of certain NYSE technologies businesses.”

Fourth Quarter 2013 Results

Fourth quarter 2013 consolidated revenues, less transaction-based expenses, were $612 million, which included transaction and clearing fee revenues of $503 million.

Consolidated market data revenues for the fourth quarter of 2013 were $91 million and listings revenues were $35 million. Consolidated other revenues were $104 million, which following the NYSE Euronext acquisition, includes, among others, technology services revenues, trading license fees, regulatory fees and listed company service fees.

Consolidated operating expenses were $449 million for the fourth quarter, including $131 million in acquisition-related transaction and integration costs associated with the NYSE Euronext acquisition. Consolidated operating income for the fourth quarter of 2013 was $163 million.

Full-Year 2013 Results

For the year ended December 31, 2013, consolidated revenues, less transaction-based expenses, increased 23% to $1.67 billion. Consolidated transaction and clearing fee revenues totaled $1.40 billion in 2013, up 18% year-over-year.

Consolidated market data revenues increased 45% to a record $212 million in 2013.

Consolidated 2013 net income attributable to ICE was $254 million, and diluted EPS were $3.21 for the year. Adjusted net income attributable to ICE grew 16% to $646 million, and adjusted diluted EPS grew 8% to $8.17 for the year. Please refer to the reconciliation of non-GAAP financial measures included in this press release.

Consolidated operating expenses were $884 million in 2013, including $162 million in acquisition-related transaction and integration costs associated with the NYSE Euronext acquisition and $7 million in duplicate rent expenses and lease transaction costs. Consolidated operating income declined 4% over 2012 to $790 million, with an operating margin of 47%.

The effective tax rates for 2013 and 2012 were 46% and 29%, respectively. The 2013 GAAP effective tax rate includes a 19% income tax rate impact relating to the non-tax deductible impairment loss on our investment in Cetip, non-tax deductible transactions costs relating to the NYSE Euronext acquisition and certain foreign tax law changes.

Consolidated cash flow from operations was flat at $735 million. Capital expenditures and capitalized software were $110 million in 2013, excluding $71 million for real estate expenditures and the purchase of the new Atlanta corporate offices.

Unrestricted cash and cash equivalents were $961 million as of December 31, 2013. At the end of 2013, ICE had $5.1 billion in outstanding debt.

Expense Guidance and Additional Information

●
ICE declared a quarterly cash dividend of $0.65 per share for the first quarter of 2014 with a record date of March 17, 2014 and a payment date of March 31, 2014. The anticipated ex-dividend date will be March 13, 2014.

●	ICE expects to achieve 70% of its targeted $500 million in expense synergies on a run-rate basis exiting 2014.

●
ICE expects to report certain NYSE Technologies businesses which it intends to dispose of or divest as discontinued operations starting in the first quarter of 2014. All subsequent guidance excludes these discontinued operations and includes Euronext.

●	ICE expects first quarter 2014 adjusted consolidated expenses of approximately $470 million to $480 million.

●
ICE expects 2014 operational capital expenditures and capitalized software development costs to be in the range of $180 million to $200 million, and an additional $50 million to $60 million in capital expenditures related to real estate.

●	ICE expects depreciation and amortization expense for the first quarter of 2014 in the range of $75 million to $80 million and for the full year 2014 in the range of $320 million to $350 million.

●
ICE expects quarterly interest expense for the first quarter of 2014 to be approximately $29 million. For the remainder of the year, ICE expects interest expense to be in the range of $26 million to $27 million per quarter.

●	ICE’s consolidated tax rate is expected to be in the range of 27% to 30% for 2014.

●
ICE’s diluted share count for first quarter 2014 is expected to be in the range of 115 million to 117 million weighted average shares outstanding and for 2014, diluted share count is expected to be in the range of 114 million to 118 million weighted average shares outstanding.

Earnings Conference Call Information

ICE will hold a conference call today, February 11, at 8:30 a.m. ET to review its full year and fourth quarter 2013 financial results. A live audio webcast of the earnings call will be available on the company’s website www.theice.com in the investor relations section. Participants may also listen via telephone by dialing 888-317-6003 from the United States, 866-284-3684 from Canada or 412-317-6061 from outside of the United States and Canada. Telephone participants are required to provide the participant entry number 6896082 and should call 10 minutes prior to the start of the call. The call will be archived on the company’s website for replay.

Historical futures, options and cash ADV, rate per contract and open interest data in our new reporting format can be found at: http://ir.theice.com/supplemental.cfm

Consolidated Statements of Income
(In millions, except per share amounts)

	Year Ended December 31,		Three Months Ended December 31,
	2013	2012	2013	2012
Revenues:			(Unaudited)
Transaction and clearing fees, net	$1,402	$1,185	$503	$277
Market data fees	212	147	91	38
Listing fees	35	-	35	-
Other revenues	146	31	104	9
Total revenues	1,795	1,363	733	324
Transaction-based expenses:
Section 31 fees	33	-	33	-
Cash liquidity payments, routing and clearing	88	-	88	-
Total revenues, less transaction-based expenses	1,674	1,363	612	324

Operating expenses:
Compensation and benefits	331	251	138	56
Technology and communication	69	46	33	11
Professional services	60	33	37	8
Rent and occupancy	43	19	20	5
Acquisition-related transaction and integration costs	165	19	133	9
Selling, general and administrative	55	37	27	8
Depreciation and amortization	161	131	61	34
Total operating expenses	884	536	449	131
Operating income	790	827	163	193
Other expense:
Interest and investment income	3	2	1	1
Interest expense	(56)	(39)	(27)	(10)
Other expense, net	(237)	-	(238)	-
Total other expense, net	(290)	(37)	(264)	(9)
Income (loss) before income taxes	500	790	(101)	184
Income tax expense	230	228	69	51
Net income (loss)	$270	$562	$(170)	$133
Net income attributable to noncontrolling interest	(16)	(10)	(6)	(3)
Net income (loss) attributable to ICE	$254	$552	$(176)	$130

Earnings (loss) per share attributable to ICE common shareholders:
Basic	$3.24	$7.59	$(1.85)	$1.78
Diluted	$3.21	$7.52	$(1.83)	$1.76
Weighted average common shares outstanding:
Basic	78	73	95	73
Diluted	79	73	96	73
Dividends per share	$0.65	$-	$0.65	$-

Consolidated Balance Sheets
(In millions)

	December 31,
	2013	2012
ASSETS
Current assets:
Cash and cash equivalents	$961	$1,612
Short-term investments	74	-
Short-term restricted cash and investments	277	87
Customer accounts receivable, net	482	127
Margin deposits and guaranty funds	42,216	31,883
Prepaid expenses and other current assets	249	41
Total current assets	44,259	33,750
Property and equipment, net	891	144
Other noncurrent assets:
Goodwill	9,501	1,938
Other intangible assets, net	9,404	799
Long-term restricted cash	161	163
Long-term investments	324	391
Other noncurrent assets	278	30
Total other noncurrent assets	19,668	3,321
Total assets	$64,818	$37,215

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$343	$70
Accrued salaries and benefits	301	55
Short-term debt	1,135	163
Margin deposits and guaranty funds	42,216	31,883
Other current liabilities	262	75
Total current liabilities	44,257	32,246
Noncurrent liabilities:
Noncurrent deferred tax liability, net	2,771	216
Long-term debt	3,923	969
Accrued employee benefits	412	-
Other noncurrent liabilities	518	107
Total noncurrent liabilities	7,624	1,292
Total liabilities	51,881	33,538
Redeemable non-controlling interest	322	-

EQUITY
ICE shareholders’ equity:
Common stock	1	1
Treasury stock, at cost	(53)	(717)
Additional paid-in capital	9,794	1,903
Retained earnings	2,482	2,509
Accumulated other comprehensive income (loss)	359	(52)
Total ICE shareholders’ equity	12,583	3,644
Non-controlling interest in consolidated subsidiaries	32	33
Total equity	12,615	3,677
Total liabilities and equity	$64,818	$37,215

Non-GAAP Financial Measures and Reconciliation

We use non-GAAP measures internally to evaluate our performance and in making financial and operational decisions. When viewed in conjunction with our U.S. generally accepted accounting principles, or GAAP, results and the accompanying reconciliation, we believe that our presentation of these measures provides investors with greater transparency and supplemental data relating to our financial condition and results of operations. We strongly recommend that investors review the U.S. GAAP financial measures included in this press release and in our Annual Report on Form 10-K, including our consolidated financial statements and the notes thereto.

Adjusted net income attributable to ICE for the periods presented below are calculated by adding net income attributable to ICE, the adjustments described below, which are not reflective of our core business performance, and the related income tax effect. The following table reconciles net income attributable to ICE to adjusted net income attributable to ICE and calculates adjusted earnings per share attributable to ICE common shareholders for the period presented below:

	Year Ended	Year Ended	Three Months	Three Months
	December 31,	December 31,	Ended	Ended
	2013	2012	December 31, 2013	December 31, 2012
	(In millions, except per share amounts)

Net income (loss) attributable to ICE	$254	$552	$(176)	$130
Add: Cetip impairment loss	190	-	190	-
Add: NYSE Euronext transaction and integration costs and banker fees related to other transactions	162	9	131	9
Add: Duplicate rent expenses and lease termination costs	7	-	-	-
Add: Early payoff of outstanding debt	51	-	51	-

Less: Income tax effect related to the items above and impact of certain foreign tax law changes	(18)	(4)	(4)	(4)
Adjusted net income attributable to ICE	$646	$557	$192	$135
Earnings (loss) per share attributable to ICE common shareholders:
Basic	$3.24	$7.59	$(1.85)	$1.78
Diluted	$3.21	$7.52	$(1.83)	$1.76
Adjusted earnings per share attributable to ICE common shareholders:
Adjusted basic	$8.24	$7.66	$2.02	$1.86
Adjusted diluted	$8.17	$7.60	$2.00	$1.84
Weighted average common shares outstanding:
Basic	78	73	95	73
Diluted	79	73	96	73

About IntercontinentalExchange Group

IntercontinentalExchange Group (NYSE: ICE) is the leading network of regulated exchanges and clearing houses for financial and commodity markets. ICE delivers transparent, reliable and accessible data, technology and risk management services to markets around the world through its portfolio of exchanges, including the New York Stock Exchange, ICE Futures, Liffe and Euronext.

Trademarks of ICE and/or its affiliates include IntercontinentalExchange, ICE, ICE block design, NYSE Euronext, NYSE, New York Stock Exchange, LIFFE and Euronext. Information regarding additional trademarks and intellectual property rights of IntercontinentalExchange Group, Inc. and/or its affiliates is located at https://www.theice.com/terms.jhtml and http://www.nyx.com/terms-use.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995 - Statements in this press release regarding ICE’s business that are not historical facts are “forward-looking statements” that involve risks and uncertainties. For a discussion of additional risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements, see ICE’s Securities and Exchange Commission (SEC) filings, including, but not limited to, the risk factors in IntercontinentalExchange Inc.’s Annual Report on Form 10-K for the year ended December 31, 2012, as filed with the SEC on February 6, 2013, the risk factors in the joint proxy statement / prospectus of IntercontinentalExchange Group, Inc., as filed with the SEC on April 30, 2013 and the risk factors in IntercontinentalExchange Group, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2013, which is expected to be filed with the SEC in the near future.

ICE-CORP

Media Contact:

Brookly McLaughlin, Communications Director
+1 312 836 6728
brookly.mclaughlin@theice.com

Investor Contact:

Kelly Loeffler, SVP Investor Relations & Corp. Communications
+1 770 857 4726
kelly.loeffler@theice.com

Melanie Skijus, Investor Relations Director
+1 770 857 2532
melanie.skijus@theice.com

Isabel Janci, Investor Relations Senior Director
+1 770 857 0363
isabel.janci@theice.com